CORPORATE MASTER APPLICATION

☐ **Nationwide Life Insurance Company**
☐ **Nationwide Life and Annuity Insurance Company**

Corporate Insurance Market
One Nationwide Plaza
Columbus, Ohio 43215-2220

No.

Owner and Employer Information:

1a. Corporation Name Any Corporation	b. Corporate Tax I.D. 00-00000
c. Corporation Address (No., Street, City, State & Zip Code) One Any Street, Any City, Any State 00000-0000	
2a. Owner: The Corporation shall be the Owner unless otherwise specified.	
b. Address of Owner if other than Corporation	
3. Beneficiary: The Corporation shall be sole beneficiary unless otherwise specified.	
4. Name and Address for Mail (No., Street, City, State & Zip Code): Correspondence/Statements/Notices/Confirmations	

Policy Information:

5a. Product Name:______________________________

5b. Death Benefit Option
- ☐ Option 1 Death Benefit equals Specified Amount
- ☐ Option 2 Death Benefit equals Specified Amount plus Cash Value
- ☐ Option 3 Death Benefit equals Specified Amount plus Accumulated Premiums (Initial election of Option 3 is irrevocable)

(If no option is selected, Option 1 is elected)

5c. Additional Protection Rider: ☐ Yes ☐ No

Other:______________________________

5d. Premium Test:
- ☐ Guideline Premium Test
- ☐ Cash Value Accumulation Test

6. Planned Premiums Payment Period: Number of Years________________

7. Optional Benefit Riders: ☐ Change of Insured Rider ☐ Other____________________

8. Planned Premium: *(check one only)*

☐ Annual	$____________	☐ Other	$____________
☐ Semi-Annual	$____________	☐ Modified Single Premium	$____________
☐ Quarterly	$____________	☐ MEC	☐ Non-MEC

9. Will this insurance applied for replace or cause a change in, or involve a loan under, on any life insurance proposed here or any life insurance or annuity policy owned by the Owner? ☐ Yes ☒ No

If "yes", give name, date, company and details.______________________________

Insurance under this application to be applied for in accordance with the insurance schedule and request for consent to insurance forms.

10. Special Policy Date Requested Mo. Day Yr.	11. Additional Instructions
12. Correction and amendments by Home Office	

For all future additions, the originally completed Master Application will remain in effect for one (1) year, and all new policies will be issued with a current specified date.

(Must be completed by Owner)

☐ Taxpayer Identification Number of the Owner 00 - 00000	☐ Partnership ☒ Corporation ☐ Trustee ☐ Other -

TAXPAYER IDENTIFICATION NUMBER **Certification—Under penalties of perjury,** I certify that the number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me). Under the Interest and Dividend Compliance Act of 1983, persons owning insurance policies are required to provide the Company with certification that their taxpayer identification number is correct. If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be forced to withhold 31% from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld will be applied against the tax you owe. If withholding results in an overpayment of taxes, a refund may be obtained.

☐ Check this box if the Internal Revenue Service has notified you that you are not subject to the provisions of this law.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete.

I (We) understand that the death benefit under a variable life insurance policy may increase or decrease, depending on the investment return of the subaccount(s) I (we) select. Regardless of investment return, the death benefit can never be less than the specified amount, as long as the policy is in force. The contract value may increase or decrease on any day, depending on the investment return for the policy. No minimum contract value is guaranteed.

I (We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief. I (We) agree that this Corporate Master Application and Employee consent to insurance and the insurance schedule shall form a part of any Policy issued. I (We) also agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question in this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I (We) further agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me (us); and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

Changes or corrections made by the Company and noted in Item 12 above are ratified by the Owner upon acceptance of a contract containing this Application with the noted changes or corrections. In those states where written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification, or benefits will be made only with the Owner's written consent.

Dated at Any City, Any State (City and State) on September 1 (Month Day), 2000 (Year)

Any Representative Signature of Registered Representative	*Any Owner* Signature of Applicant/Owner/Authorized Officer
Any Representative Print Name of Registered Representative	Any Owner, President Print Name and Title of Authorized Officer

List Individuals authorized to sign on behalf of the Owner.

Print Name Any Owner	Print Name
Title President	Title
Signature *Any Owner*	Signature

COLI-3000-A

☐ Nationwide Life Insurance Company

☐ Nationwide Life and Annuity Insurance Company

VARIABLE LIFE SUPPLEMENT
TO
APPLICATION FOR LIFE INSURANCE

CORPORATION NAME	CORPORATE TAX ID
Any Corporation	02-00000

1. INTERNAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST

☐ Guideline Premium/Cash Value Corridor Test

☐ Cash Value Accumulation Test

(If no selection is made here, Guideline Premium/Cash Value Corridor Test is elected.)

2. DEATH BENEFIT OPTION

☐ **Option 1** (The Specified Amount, or a multiple of the Contract Value, whichever is greater.)

☐ **Option 2** (The Specified Amount, plus the Contract Value, or a multiple of the Contract Value, whichever is greater.)

☐ **Option 3** (The Specified Amount, plus premium accumulation at _____% interest or a multiple of the Contract Value, whichever is greater.)

(If no option is selected, Option 1 is elected.)

3. IMPORTANT NOTICE

I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT RETURN OF THE SUBACCOUNT(S) I SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS THAN THE SPECIFIED AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CONTRACT VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RETURN FOR THE POLICY. NO MINIMUM CONTRACT VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CONTRACT VALUES FOR A VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME PREMIUM.

4. SUITABILITY

	YES	NO
a. Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable Account?	☒	☐
b. Do you believe that this policy will meet your insurance needs and financial objectives?	☒	☐
c. Have you received a current copy of the prospectus?	☒	☐

5. ALLOCATIONS

FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET PREMIUMS WILL BE ALLOCATED TO THE GARTMORE GVIT MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL THE END OF THE RIGHT TO CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT VALUE WILL BE ALLOCATED TO THE SUBACCOUNTS INDICATED BELOW. FOR STATES REQUIRING A RETURN OF CASH VALUE YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUBACCOUNTS AT THE BEGINNING OF THE SHORT TERM RIGHT TO CANCEL PERIOD. YOUR SELECTIONS MUST TOTAL 100%. MINIMUM INITIAL ALLOCATION TO ANY SINGLE SUBACCOUNT IS 1%. NO FRACTIONAL PERCENTAGES. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION INDICATED, MONEY MARKET WILL BE AUTOMATICALLY SELECTED.)

AIM V.I. *(Series 1)*
____ % Basic Value Fund
____ % Capital Development Fund
____ % International Growth Fund

ALLIANCEBERNSTEIN VPS *(Class A)*
____ % Growth & Income Port.
____ % International Value Port.

AMERICAN CENTURY *(Class I)*
____ % VP Ultra Fund
____ % VP Value Fund
____ % VP Vista Fund

BARON *(Insurance Shares)*
____ % Capital Asset Fund

DREYFUS
____ % Small Cap Stock Index Port. – Service Shares
____ % Stock Index Fund, Inc.
____ % VIF Appreciation Port. – Initial Shares
____ % VIF International Value Port. – Initial Shares

DWS VARIABLE SERIES II *(Class B)*
____ % Dreman High Return Equity VIP

FEDERATED INSURANCE SERIES
____ % Quality Bond Fund II – Primary Shares

FIDELITY *(Service Class)*
____ % VIP Equity-Income Port.
____ % VIP Growth Port.
____ % VIP Overseas Port.
____ % VIP II Contrafund® Port.
____ % VIP II Investment Grade Bond Port.
____ % VIP III Mid Cap Port.

FRANKLIN TEMPLETON VIPT *(Class II)*
____ % Franklin Small Cap Value Securities Fund
____ % Templeton Foreign Securities Fund

GARTMORE GVIT
____ % Emerging Market Funds – Class I
____ % Global Health Sciences Fund
____ % Global Technology and Communications Fund – Class I
____ % Government Bond Fund – Class I
____ % Mid Cap Index Fund – Class I
____ % Money Market Fund – Class V
____ % Nationwide® Fund – Class I

GARTMORE GVIT INVESTOR DESTINATIONS *(Class II)*
____ % Aggressive Fund
____ % Conservative Fund
____ % Moderate Fund
____ % Moderately Aggressive Fund
____ % Moderately Conservative Fund

GARTMORE GVIT SUBADVISED FUNDS
Fund Name (Subadviser)
____ % High Income Bond Fund (Federated) – Class I
____ % Multi Sector Bond Fund (Van Kampen)
____ % Small Cap Growth Fund (Multi Managers)
____ % Small Cap Value Fund (Dreyfus) – Class I
____ % Small Company Fund (Multi Managers) – Class I

JANUS ASPEN SERIES *(Service Shares)*
____ % Balanced Port.
____ % Forty Port.

LORD ABBETT SERIES *(Class VC)*
____ % Mid Cap Value Fund

MERCURY *(Class II)*
____ % International Index V.I.
____ % Large Cap Core V.I.

NEUBERGER BERMAN AMT *(Class I)*
____ % Regency Port.

OPPENHEIMER *(Non-Service Shares)*
____ % Capital Appreciation Fund/VA
____ % Global Securities Fund/VA

PIMCO
____ % VIT All Asset Port. – Administrative Class
____ % VIT Low Duration Port. – Share Class
____ % VIT Real Return Port. – Share Class
____ % VIT Total Return Port. – Share Class

PIONEER *(Class I)*
____ % High Yield VCT Port.

ROYCE CAPITAL
____ % Micro Cap Port.

T. ROWE PRICE
____ % Equity Income Port. – Class II
____ % New American Growth Port.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. *(Class I)*
____ % Emerging Markets Debt Port.
____ % Mid Cap Growth Port.
____ % U. S. Real Estate Port.

W&R TARGET FUNDS, INC.
____ % Growth Port.
____ % Real Estate Securities Port.

NATIONWIDE LIFE INSURANCE CO.
____ % Fixed Account

OTHER AVAILABLE FUNDS
____ % ____________
____ % ____________

Dated at Any City, Any State (City and State) on January 3 (Month Day), 2002 (Year)

Joe Agent
Signature of Agent/Representative

John Officer
Signature of Authorized Officer (Owner)

CORPORATE ENROLLMENT FORM
CONSENT TO INSURANCE

☐ Nationwide Life Insurance Company
☐ Nationwide Life and Annuity Insurance Company

SECTION A: PROPOSED INSURED INFORMATION

Employer: Any Corporation

Life Insured: John Doe (Print Name) D.O.B. 02/07/1950 (MM/DD/YYYY)

Sex: ☒ M ☐ F Social Security No: 000 - 00 - 0000 Most Recent Date of Hire: 03/17/83

Job Title: Vice President, Advertising How long have you worked in your present position? 10/08/1995

Your Work Location Address (including zip code) ______

SECTION B: AUTHORIZATION OF INSURANCE

I agree to have insurance purchased on my life for the benefit of the Owner. I acknowledge that my Employer has an insurable interest in my life. I agree that the Owner or the appointed designee or its successors, as established by my Employer, will have all present and future rights of ownership and will be the Owner and Beneficiary of the policy indefinitely.

I further authorize the Owner to increase or decrease the amount of insurance on my life as needed in order to fulfill the objectives of the Plan without further notice to me as long as I am actively employed with my Employer.

SECTION C: QUESTIONS ABOUT THE LIFE INSURED

		Yes	No
1. a.	Are you actively at work full time at least 30 hours or more per week, at your usual place of employment and physically performing all your customary duties of your regular occupation? **(If "No", give details below.)**	☒	☐
b.	During the past three months, have you been absent from work for a total of four or more days or been hospitalized for any illness or injury? **(If "Yes", give reason and details below.)**..........	☐	☒
c.	Are you a U. S. citizen or have a permanent U. S. resident status and currently residing in the U.S.? **(If "No", give details below --- including visa type, country of citizenship, and plans to become a U.S. citizen.)**	☒	☐
2.	Have you used tobacco or nicotine in any form within the past 12 months? **(If "Yes", please provide details to types, amounts (i.e. units per week/month), and date last used.)**..........	☐	☒

Details to Q1a-c and 2: ______

John Doe
Signature of Life Insured

September 1, 2000
Date

COLI-3001-B (CF) (09/2005)